EX.99.CERT

CERTIFICATION

I, Joan A. Payden, certify that:

1. I have reviewed this amendment to the report on Form N-CSR of The Payden & Rygel Investment Group;

2. Based on my knowledge, this amendment to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 9, 2006

The Payden & Rygel Investment Group

/s/ JOAN A. PAYDEN
Joan A. Payden Chairman and President

EX.99.CERT

CERTIFICATION

I, Brian W. Matthews, certify that:

1. I have reviewed this amendment to the report on Form N-CSR of The Payden & Rygel Investment Group;

2. Based on my knowledge, this amendment to the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: March 9, 2006

The Payden & Rygel Investment Group

/s/ BRIAN W. MATTHEWS
Brian W. Matthews Vice President and Chief Financial Officer